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                                                                    EXHIBIT 10.7







                   EXCLUSIVE LICENSE AND DISTRIBUTOR AGREEMENT

                                     Between

                              INTERLINK ELECTRONICS

                                       and

                      INTERLINK ELECTRONICS EUROPE S.a r.l.

                              Amended and Restated
                             as of September 7, 1994

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                   EXCLUSIVE LICENSE AND DISTRIBUTOR AGREEMENT

         This Exclusive License and Distributor Agreement (this "Agreement") dated as of September 7, 1994 by and between Interlink Electronics, a California corporation ("Licensor"), and Interlink Electronics Europe S.a r.l., a Luxembourg private limited liability corporation ("Licensee") is an amendment and restatement of the Exclusive License and Distributor Agreement between Licensor and Licensee dated as of November 7, 1989 (the "1989 License Agreement").

                                    Recitals

         WHEREAS, Licensor, Licensee, InvestAR S.a r.l., a Luxembourg private limited liability corporation, and IEE Finance S.a r.l., a Luxembourg private limited liability corporation, have entered into a restructuring agreement of even date herewith (the "Restructuring Agreement");

         WHEREAS, the purpose of the Restructuring Agreement is to restructure previous agreements between and among the parties, including amending and restating the 1989 License Agreement;

         WHEREAS, Licensor is the owner of certain patents, trade secrets, technological know-how and other proprietary information relating to force sensing resistors ("FSRs");

         WHEREAS, as contemplated by the Restructuring Agreement, Licensor desires to continue the grant to Licensee, and Licensee desires to continue to receive from Licensor, certain rights in the Core Technology, the Product and the Applications (all as hereinafter defined) pursuant to the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the above recitals and the premises and mutual covenants and agreements herein contained, the parties hereby agree as follows:

                              TERMS AND CONDITIONS

         1. DEFINITIONS.

         1.1 "Application" means a use of FSR technology to address a specific category of needs, e.g., passenger seat sensors constitute one Application, horn door sensors constitute one Application, etc.

         1.2 "Automotive" means only automobiles, trucks, vans and buses.

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         1.3 "Automotive Safety Applications" means Automotive Applications of the Product pertaining to safety and security, including but not limited to seat sensors and strip sensors.

         1.4 "Automotive Horn and Horn Door Applications" means Automotive Applications of the Product pertaining to horn and horn door sensors.

         1.5 "Core Technology" means (a) the patents and patent applications owned by Licensor listed on Exhibit 1.5 hereto, any continuations, continuations-in-part, divisionals, reexaminations and reissues of such patents and patent applications and any patents and patent applications owned or acquired by Licensor in the future relating to the Product (as hereinafter defined) and any Applications; (b) all trade secrets, processes, formulae, know-how and technical information relating to the manufacture of the Product (as hereinafter defined) and any Applications manufactured by Licensor, including those trade secrets, processes, formulae, know-how and technical information utilized in the manufacture of the ink used in the production process to manufacture the Product; and (c) all Licensor Improvements (as hereinafter defined). "Core Technology" does not include the "VersaPoint Technology" (as hereinafter defined).

         1.6 "Improvements" means any modification or enhancement of the Core Technology which affects the Product or the Applications in one or more of the following ways: (a) reduces production costs, (b) improves performance, (c) increases service life, (d) broadens applicability or (e) increases marketability. If an Improvement is substantially made by or caused to be made by Licensee at its expense and without any involvement of Licensor, it is referred to herein as "Licensee Improvements." All other Improvements shall be "Licensor Improvements." "Improvements" do not include the "VersaPoint Technology" (as hereinafter defined).

         1.7 . "Product" means, those FSRs covered by one or more valid claims under patents or patent applications listed on Exhibit 1.5 hereto. A FSR is described scientifically as a polymer thick film device that exhibits decreasing electrical resistance with increasing force applied to the device surface. FSR sensors consist of two or more layers of plastic film, one or more layers supporting interdigitating electrodes (conductor patterns) and one or more layers supporting the proprietary, semiconductive polymer. The two types of substrate layers are arranged in opposition, and the surface contact between them creates an electrical connection. "Product" does not include the "VersaPoint Technology" (as hereinafter defined).

         1.8 "Territory" means, depending on the Product or Applications, as applicable, the geographical areas described on Exhibit 1.8.

         1.9 "Trademarks" means any and all trademarks, tradenames, and service marks associated with the Product and/or the Applications, including but not limited to "FSR," "Force Sensing Resistors," and "TuffPad," and, until Licensee's name is changed pursuant to

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Section 2.6 of the Restructuring Agreement, "Interlink" and the six dot
design registered as a trademark by Licensor, but expressly excluding any trademarks, tradenames, and service marks relating to the VersaPoint Technology (as hereinafter defined).

         1.10 "Unit" means each and every time one or more Products or Applications are (as hereinafter defined) in single component or.device. Consequently, a single "Unit" may contain several FSRs.

         1.11 "Used" shall mean actually, installed in, or included or bundled as an integral portion of, a final assembly or subassembly.

         1.12 "VersaPoint Technology" means the "Purchased Rights" as such term is defined in Section 1 of the Technology Purchase Agreement entered-"into between the parties hereto dated as of December 6, 1993 (the "Technology Purchase Agreement"). VersaPoint Technology specifically excludes those rights retained by Licensee pursuant to Section 2 of the Technology Purchase Agreement.

         2. GRANT OF LICENSE.

         2.1 Subject to the terms and conditons of this Agreement, Licensor hereby grants to Licensee a non-transferable right within the Territory, as applicable, depending on Product or Applications as described on Exhibit 1.8 attached hereto, on an exclusive or non-exclusive basis as described on such
Exhibit 1.8, (a) to use the Core Technology to manufacture the Product and all Applications thereof as described on Exhibit 1.8, (b) to market and distribute the Product and the Applications to (i) Licensee's end-user customers that are located in, and that receive shipments in, the Territory, pursuant to an agreement between Licensee and such end-user customers and (ii) original equipment manufacturers ("OEMs") or value added resellers ("VARs") that are located in the Territory and that enter into an OEM or VAR agreement with Licensee, and (c) subject to Section 5.2 hereof, to improve the Core Technology, the Product and the Applications.

         2.2 Licensor hereby grants to Licensee the exclusive or non-exclusive, as applicable based on Exhibit 1.8, rights within the Territory (except as otherwise contemplated by Section 2.1 above) to use the Trademarks in connection with the promotion, marketing, licensing, distribution and use of the Product and the Applications, including, in each case, any Licensor Improvements, in the Territory. To the extent deemed appropriate by Licensor, Licensee may use such Trademarks in advertising, in consumer and trade collateral material and in press material relating to the Product and the Applications. Neither Licensee nor any Licensee or agent of Licensee shall remove or alter any legends contained in or on the Product or the Applications. Upon the termination of this Agreement, Licensee will discontinue use of the Trademarks in any marketing, advertising, business or other material and thereafter will not use, either directly or indirectly, such Trademarks or any other name, title or expression so

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nearly resembling the same as would be likely to lead to confusion or uncertainty or to deceive the public.

         2.3 Licensee shall not enter into any agreement with an OEM or a VAR for the marketing, selling or distribution of the Product or the. Applications except with' respect to the Territory in which Licensee has been granted the right to market, sell and distribute as stated on Exhibit 1.8 hereto. (Nothing herein, however, shall restrict any such OEM or VAR from selling any of their products outside the applicable Territory which products incorporate a Product or Application as a component thereof).

         2.4 Nothing in this Agreement shall in any way limit Licensor's rights to license or market the Product or the Applications outside of the Territories in which Licensee has an exclusive right as described on Exhibit 1.8. The exclusive license within the Territory granted in Section 2.1 above is subject only to the right of Licensor's OEMs and VARs to distribute their products (which may incorporate Licensor's products) anywhere throughout the world, except Territories in which Licensee has an exclusive right as described on
Exhibit 1.8, and to that certain non-exclusive license granted to Toshiba Silicone Co., Ltd., a Japanese corporation ("Toshiba"), pursuant to that certain license agreement effective as of July 1, 1988 between Licensor and Toshiba.

         3. LICENSEE'S OBLIGATIONS.

         3.1 Licensee agrees to use its best efforts, in good faith, to manufacture, introduce, promote, market and distribute the Product and the Applications in the Territory.

         3.2 Subject to the terms and conditions in this Agreement, Licensee agrees, as a condition of the rights granted hereunder and except as otherwise expressly authorized hereunder, (i) not to create or attempt to create, by reverse engineering or otherwise, the Product, the Licensor Improvements or the Applications developed or manufactured by Licensor or in any other fashion attempt to ascertain Licensor's trade secrets, (ii) not to modify, enhance, or alter or attempt to modify, enhance or alter the Product, the Licenser Improvements or the Applications developed or manufactured by Licensor, and
(iii) prior to disposing of any media or apparatus to destroy completely any Proprietary Information (as hereinafter defined) contained therein..

         3.3 Licensee will represent to its customers only such facts about the Product, the Licensor Improvements and the Applications developed or manufactured by Licensor as Licensor states in its Product, Licensor Improvements and Application descriptions, advertising and promo Tonal materials or as may be stated in other nonconfidential written material furnished by Licensor expressly for this purpose Prior to going to print with final versions of its technical and sales materials for public use, Licensee will provide L censor with review copies thereof which will be deemed acceptable to Licensor if Licensor fails to respond in writing to Licensee within three business days of receipt of such review copies.

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         3.4 During the term of this Agreement, Licensee will not engage in the promotion, marketing, distribution, sale or licensing of, or act as a sales agent, representative or distributor of, any product which competes with the Product, the Applications developed or manufactured by Licensor or the Licensor Improvements, or authorize any other person or organization to engage in any such acts.

         3.5 With respect to Lice sec's manufacture, sale or distribution (or Licensee's VARs' or OEMs' manufacture, sale or distribution) of the Product and Applicant's Used outside of Expanded Europe, as define on Exhibit 1.8, Licensee shall pay Licensor royalties as follows: (a) For Product and each Application manufactured in Expanded Europe, on a cumulative, sliding scale basis, 8% of the gross sales price for each of the first 200,000 Units sold, 6% of the gross sales price for each of the next 200,000 Units sold, and 4% of the gross sales price for all other Units sold: (b) For Product and each Application manufactured outside of Expanded Europe as permitted under Section 1.8 hereof, on a cumulative, sliding scale basis for each plant, 5% of the gross sales price for each of the first 300,000 Units sold, 4% of the gross sales price for each of the next 300,000 Units sold, and 30 of the gross sales price for all other Units sold. It is understood that all plants within 300 miles of each other shall be considered one plant for the purposes of this Section 3.5. Licensee shall pay to Licensor accrued royalties, net of any withholding taxes , quarterly. The parties recognize that there will be occasions were it shall be desirable to reduce the royalty on a mutually agreeable basis to take advantage of specific opportunities. Licensee shall use its best efforts to assist Licensor in obtaining any refunds of withholding or value added taxes that Licensor is lawfully entitled to.

         3.6 Licensor shall be afforded a reasonable opportunity, upon at least one weeks notice, at its own expense and during regular business hours, to conduct an audit of Licensee's pertinent books and records as to its compliance with the provisions of Section 3.5.

         4. LICENSOR'S OBLIGATIONS.

         4.1 Licensor will work with Licensee to promote the Product and the Applications by providing Licensee with technical, marketing, and sales support as reasonably requested by Licensee to support Licensee's efforts to market and license the Product and the Applications.

         4.2 During the term of this Agreement, Licensor will not, in the Territories in which Licensee has exclusive rights as described on Exhibit 1.8 hereto, (a) engage in the distribution, sale or licensing of, or act as a sales agent or distributor for, (i) the Product, the Applications or the Improvements, except as contemplated by Section 2.1 hereof or (ii) any product which directly or indirectly competes with the Product, or directly or indirectly authorize any other person to engage in such acts in the Territories in which Licensee has exclusive rights as described on Exhibit 1.8 hereto, or (b) license to any person any rights granted to Licensee on an exclusive basis hereunder and, in this regard, Licensor shall include

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as a contractual provision in all agreements entered into by it and parties who intend to manufacture Product in other than the Territories in which Licensee has exclusive rights as described on Exhibit 1.8 hereto, the requirement that such parties not distribute Product in the Territories in which Licensee has exclusive rights as described on Exhibit 1.8 hereto. Nothing contained in this Section 4.2 is intended, or shall be construed as in any way limiting, Licensor's exclusive and absolute right to manufacture, distribute, appoint distributors, and agents for, sell, license, sublicense or otherwise use or transfer the right to use the VersaPoint Technology on a worldwide basis.

         5. ONGOING RELATIONSHIP AND COOPERATION.

         5.1 The parties hereby agree that all orders or direct or indirect inquiries received by Licensor respecting the sale of the Product, Applications or Improvements in the Territories in which Licensee has exclusive rights as described on Exhibit 1.8 hereto will be referred to Licensee, and all orders or direct or indirect inquiries received by Licensee respecting the sale of the Product, Applications or Improvements in the Territories in which Licensor has exclusive rights as described on Exhibit 1.8 hereto will be referred by Licensee to Licensor.

         5.2 To the extent the Licensee makes any Licensee Improvements, the Licensee shall be deemed to have automatically granted to the Licensor an exclusive, royalty-free, transferable, sublicensable license to use, manufacture and distribute the Licensee Improvements outside the Territories in which Licensee has exclusive rights as described on Exhibit 1.8 hereto. Licensee agrees to provide such Licensee Improvements to Licensor from time to time to the extent any such Licensee Improvements are made.

         5.3 Licensor shall provide to Licensee any market information about the Territories in which Licensee has exclusive or non-exclusive rights as described on Exhibit 1.8 hereto which it, in its reasonable judgment, deems relevant to Licensee's marketing, sale and distribution of the Product, Applications and Improvements. Licensee shall provide to Licensor any market information about the Territories in which Licensee does not have exclusive rights as described on
Exhibit 1.8 which it, in its reasonable judgment, deems relevant to Licensor's licensing, marketing, sale and distribution of the Product, Applications and Improvements. Licensee and Licensor shall from time to time consult with each other in an effort to determine the most beneficial practices to follow in addressing market areas outside of Territories in which Licensee has exclusive or non-exclusive rights as described on Exhibit 1.8 hereto, although Licensor shall be free to address such markets in any manner that it elects in its sole discretion.

         5.4 The parties agree to coordinate all public announcements and information disclosure of their relationship to maximize their mutual benefit. All information regarding the terms of this Agreement shall be treated as highly confidential and will not be disclosed to any third parties by Licensee or Licensor except as may be required by law, or by generally accepted accounting principles.

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         5.5 Business conditions permitting, including the capability to respond effectively, Licensor and Licensee will each consider the requests of the other that it act as an exclusive or non-exclusive distributor, second source supplier, or agent for the marketing and/or distribution for some or all of the requestor's products under such terms and conditions as shall at that time be mutually agreed upon by Licensor and Licensee.

         5.6 With respect to any development of new pressure sensitive devices, i.e. devices not covered by the definition of "Product" as stated in Section 1.7, which either party makes, it may ask the other party to share the cost of these developments. If the other party agrees to share the development cost, then both parties will enter into a formal research and development project accompanied by a financing agreement in accordance with a written, budgeted plan to be agreed upon by the parties at the time the project is commenced. The outcome of any such mutually funded project will be available on a royalty free basis to both parties. If the other party does not agree to participate in the project and the requesting party decides to continue the project without the financial support of the other party, then the other party may nevertheless acquire the outcome of the development at a later stage on conditions to be agreed upon at that time. However, concerning the development of new pressure sensitive devices which could compete with the other party's products based on FSRs as defined in Section 1.7, both parties agree that the party having carried out said development will not use said development, nor sell, license, sublicense or otherwise use or transfer the right to use said development to a third party, with the purpose of competing with the other party's products in the other party's Territory as defined in Exhibit 1.8.

         6. CONFIDENTIALITY; PROPRIETARY RIGHTS; LICENSE AGREEMENT ENFORCEMENTS.

         6.1 Both parties acknowledge that, during the negotiations and performance of this Agreement, either party may acquire knowledge of information considered by the other to be confidential and proprietary. Each party agrees to hold in confidence for the other and to use only for the purposes contemplated hereby, all the technology, algorithms, processes, formulae and know-how disclosed to the other in connection with the transactions contemplated hereby, including, without limitation, the Core Technology, confidential information respecting the Product or the Applications, and all marketing, product development, financial, business and other proprietary information of the disclosing party (collectively the "Proprietary Information") and not to disclose any Proprietary Information to any person except employees and contractors who have agreed in writing to hold such information in confidence and to use it only for authorized purposes and to whom disclosure is necessary or appropriate to further the purposes of this Agreement. A party's Proprietary Information shall not include information either party can document (a) at the date hereof has entered or later enters the public domain as a result of no act or omission of such party or its employees, its distributors or agents; (b) is lawfully received from third parties without restrictions and without breach of any duty of non-disclosure by any such third party; or (c) has been independently developed by such party

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without use of the Proprietary Information of the other. Each party shall protect the Proprietary Information against unauthorized use or disclosure with at least the same degree of care as that party exercises to protect its own information of like character and importance.

         6.2 Licensor shall at all times retain exclusive title to and ownership of and, except as expressly licensed herein, all rights to, the Core Technology, any Improvements (except Licensee Improvements), the Product and the Applications, including, without limitation, all intellectual property rights, including, without limitation, trademark, tradename, copyright, patent rights, trade secret and other proprietary rights, if any, relating to the foregoing. Licensee will use all reasonable efforts to insure that all entities physically handling, having access to or possessing the Core Technology, the Product, the Applications or the Licensor Improvements respect Licensor's proprietary rights and will notify Licensor of the infringements that come to Licensee's attention and cooperate with Licensor in any prosecutions that Licensor may undertake. Licensee will reproduce and will not remove, destroy, obfuscate or conceal any proprietary markings or legends placed upon or contained within the Product or the Applications. Licensee will immediately advise Licensor of any legal notices served on Licensee that might affect Licensor or its proprietary rights.

         6.3 Licensee shall fully cooperate with Licensor's enforcement of the end-use and OEM-VAR license agreements for the benefit of Licensor. Such agreements shall specifically state I that Licensor is an intended third party beneficiary of such agreements. Licensee shall promptly, upon becoming aware of any licensee breach of such agreements, notify Licensor of any such breach.

         6.4 Licensor shall use its best efforts (within the limits of yeas able business judgment) to preserve its rights in the Core Technology, the Product, the Applications, the Licensor Improvements and the Trademarks ("Licensor's Intellectual Property Rights"). Licensor will not take any action or allow any action to occur, which will materially adversely affect Licensor's Intellectual Property Rights. Before permitting or allowing any of Licensor's Intellectual Property Rights to expire, go abandoned or otherwise lapse, Licensor shall notify Licensee in writing in advance and permit Licensee a reasonable opportunity to prevent any such expiration, abandonment or lapse.

         7. EXPORT AND RELOCATION RESTRICTIONS.

         7.1 This Agreement, the Core Technology, the Product, the Applications, the Improvements relating thereto and the rights granted hereunder are subject to, and no relocations may be made outside of the United States without compliance by Licensee with any and all laws, regulations, orders or other restrictions relative to export, reexport or redistribution of the Core Technology, the Product or the Applications that may now or in the future be imposed by the government of the United States or any agency thereof.

         8. TERMINATION.

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         8.1 This Agreement shall continue in perpetuity unless earlier terminated pursuant to the provisions of Section 8.2 below.

         8.2 This Agreement shall terminate upon occurrence of any of the following events: (a) the failure or neglect of either party to observe, keep or perform any of the other material covenants, terms and conditions of this Agreement including, but not limited to, the payment of any royalties, where such non-performance is not fully remedied by such party within thirty (30) days after written notice of intent to terminate by the other party. provided, however, that with respect to Section 7.1 hereof, this Agreement shall not terminate pursuant to this subsection 8.2(a) notwithstanding the fact that any non-performance is not fully remedied within such thirty (30) days so long as Licensee is attempting in good faith to remedy such non-performance; (b) the commencement by Licensee of a voluntary case or proceeding under an applicable foreign, federal or state bankruptcy, insolvency, reorganization or other similar law to be adjudicated a bankruptcy or insolvent, or the consent by Licensee to the entry of a decree or order for relief in respect of Licensee in an involuntary case or proceeding under applicable foreign, federal or state bankruptcy, insolvency, reorganization or similar law or to the commencement of any bankruptcy or insolvency case or proceeding against Licensee, or the entry by a court of competent jurisdiction of a decree or order adjudging Licensee bankrupt or insolvent in an involuntary case or proceeding under applicable foreign, federal or state bankruptcy, insolvency or similar laws, appointment of or taking possession by a custodian, receiver, liquidator, assignee or trustee of any substantial part of Licensee's property, or the making by Licensee of an assignment for the benefit of creditors (effective immediately upon occurrence) or (c) the dissolution, liquidation, winding up, merger or consolidation of Licensee or the sale by Licensee of all or substantially all of its assets (effective immediately upon occurrence). Termination of this Agreement under this Section 8.2 shall be made in addition to, and not a waiver of, any remedy at law or in equity available to either party arising from the other party's breach of this Agreement.

         8.3 Notwithstanding the foregoing, the provisions of Sections 3.3, 5.4, 6, 8.4, 8.5, 9, 10 and 11 shall survive the termination of this Agreement. In addition, any licenses of Licensee Improvements granted to Licensor pursuant to
Section 5.2 hereof shall not be affected by the termination of this Agreement but shall remain in effect, unless such termination is a result of Licensor's failure or nonperformance as set forth in Section 8.2(a) hereof.

         8.4 In the event of termination of this Agreement pursuant to Section 8.2, the license and all other rights to Licensee granted hereunder shall immediately cease and Licensee shall promptly return all Proprietary Information, including the Core Technology, but excluding any Licensee Improvements then in its possession or control; provided, however, that Licensee shall return any Licensee Improvements if all applicable patents relating to the Product and/or the Applications have not expired, been abandoned, or lapsed as of the termination date of this Agreement. Licensor shall immediately return any of Licensee's Propriety Information. Licensee shall make a full and complete report to Licensor of the then

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currents status of its activities. Licensee shall also forward to Licensor all inquiries, mail and other communications directed to Licensee as a distributor of the Product and the Applications.

         8.5 Upon the termination of this Agreement pursuant to Section 8.2, all of the then existing license agreements for the Product and the Applications in the Territory between Licensee and its customers shall be automatically assigned upon such termination from Licensee to Licensor or to Licensor's designee, such assignment to be effective as of the date of such termination. Licensee hereby consents to such assignment and agrees that it shall not be necessary for Licensor to obtain any further consent, agreement or other written instrument from Licensee in order to effectuate such assignment. Immediately upon the termination of this Agreement, Licensor may notify all of Licensee's customers under all existing license agreements for the Product and the Applications in the Territory of the assignment of the license agreements to Licensor or to Licensor's designee and may furnish to such customers such other information as may be necessary to effect an orderly change of the license agreements to Licensor or to Licensor's designee. Licensee shall, upon request by Licensor, do all things necessary or proper in order to more fully effectuate such assignment or such orderly change.

         8.6 If either party requests arbitration pursuant to Section 11.13, notwithstanding the provisions of Section 8.2(a) hereof, this Agreement shall not terminate pursuant to such Section until such arbitration proceeding has been concluded.

         9. WARRANTIES AND INDEMNIFICATION.

         9.1 NO WARRANTIES. LICENSOR DOES NOT MAKE ANY EXPRESS, IMPLIED OR STATUTORY WARRANTIES, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM A COURSE OF DEALING, TRADE USAGE OR TRADE PRACTICE WITH RESPECT TO THE CORE TECHNOLOGY, THE PRODUCT OR THE APPLICATIONS OR RELATING TO THE DELIVERY, INSTALLATION, USE, REPAIR, MAINTENANCE OR PERFORMANCE THEREOF. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING BUT NOT LIMITED TO, STATEMENTS REGARDING CAPACITY, SUITABILITY FOR USE OR PERFORMANCE OF PRODUCT, WHETHER MADE BY LICENSOR EMPLOYEES OR OTHERWISE, WHICH IS NOT CONTAINED IN THIS AGREEMENT, SHALL BE DEEMED TO BE A WARRANTY BY LICENSOR FOR ANY PURPOSE, OR GIVE RISE TO ANY LIABILITY OF LICENSOR WHATSOEVER.

         9.2 INDEMNIFICATION BY LICENSEE. In addition to all other rights under this Agreement or at law, to the fullest extent permitted by law, Licensee agrees to defend, indemnify and hold harmless Licensor and its affiliates and their respective officers, directors, partners, employees and agents against all costs, expenses and damages, including, without limitation, reasonable attorneys' fees, arising from or in connection with any suit, claim or proceeding brought

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against Licensor, its affiliates or their respective officers, directors, partners, employees and agents insofar as such suit, claim or proceeding is based on a claim arising out of or related to Licensee's obligations under this Agreement, including, but not limited to, (i) claims pertaining to any defect in the Licensee Improvements; (ii) Licensee's manufacture, marketing and distribution of the Product, the Applications or the Improvements; (iii) use of the Product or the Applications in combination with Licensee products or equipment not supplied by Licensor to Licensee or with modifications made by the Licensee; (iv) improper installation, support, maintenance or other acts performed by Licensee to or for the Product or the Applications; or (v) claims pertaining to assurances or representations made by the Licensee with respect to the Product, the Applications or the Improvements unless such assurances or representations have been made in compliance with Section 3.4 hereof.

         9.3 INDEMNIFICATION BY LICENSOR. Licensor shall defend, indemnify and hold harmless Licensee and its affiliates and their respective officers, directors, partners, employees and agents against all costs, expenses and damages, including, without limitation, reasonable attorneys' fees, arising from or in connection with any suit, claim or proceeding brought against Licensee, its affiliates or their respective officers, directors, partners, employees and agents insofar as such suit, claim or proceeding is based on a claim arising out of or related to Licensor's obligations under this Agreement, including, but not limited to, (i) claims pertaining to any defect in the Product, Core Technology or Licensor Improvements; (ii) Licensor's manufacture, marketing and distribution of the Product, the Applications or the Improvements under this Agreements (iii) claims pertaining to assurances or representations made by Licensor with respect to the Product, the Applications or the Licensor Improvements; or (iv) a claim that the Core Technology infringes any third party's patent, copyright or trade secret under the laws of the United States; provided, however, that if such infringement claim is asserted, or if Licensor believes one likely, Licensor will have the right, but no obligation, to procure a license from the person claiming or likely to claim infringement or to modify the Product to avoid the claim of infringement.

         9.4 NOTICE OF LIABILITY. Each party seeking to obtain indemnification under Section 9.2 or 9.3 above (an "Indemnified Party" shall), with reasonable promptness, provide the other party with prompt written notice of any such suit, claim or proceeding brought against it of which such Indemnified Party is aware and shall otherwise make available to the other party all relevant information material to the defense of any such suit, claim or proceeding. The Indemnified Party shall have the sole right to defend against any such suit, claim or proceeding asserted against it and to make all decisions in its discretion regarding the defense, settlement or compromise of such suit, claim or proceeding; provided, however, that the Indemnified Party shall not settle or compromise the same without the consent of the other party (which consent shall not be unreasonably withheld). An Indemnified Party's failure to give prompt notice of or to provide copies of documents or to furnish relevant data in connection with any suit, claim or proceeding shall not constitute a defense to any such suit, claim or proceeding by the Indemnified Party against such other party, except and only to the extent that such failure

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by such Indemnified Party shall result in any material and irreparable prejudice to the other party.

         10. LIMITATION OF LIABILITY.

         10.1 LIMITATION ON DAMAGES. EXCEPT WITH RESPECT TO SECTION 6 HEREOF, IN NO EVENT WILL LICENSOR BE LIABLE FOR ANY LOSS OF OR DAMAGE TO REVENUES, PROFITS, OTHER ECONOMIC LOSS OR GOODWILL OR OTHER SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND, RESULTING FROM ITS PERFORMANCE OR FAILURE TO PERFORM PURSUANT TO THE TERMS OF THIS AGREEMENT OR ANY OF THE ATTACHMENTS HERETO, OR RESULTING FROM THE FURNISHING, PERFORMANCE, DELIVERY, POSSESSION, OPERATION, USE OR LOSS OF USE OF THE CORE TECHNOLOGY, THE PRODUCT, THE APPLICATIONS, THE LICENSOR IMPROVEMENTS OR ANY OTHER MATERIALS DELIVERED HEREUNDER, WHETHER RESULTING FROM BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, TORT OR OTHER LEGAL THEORY EVEN IF LICENSOR HAS BEEN ADVISED, KNEW, OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT WITH RESPECT TO SECTION 6 HEREOF, IN NO EVENT WILL LICENSEE BE LIABLE FOR ANY LOSS OF OR DAMAGE TO REVENUES, PROFITS, OTHER ECONOMIC LOSS OR GOODWILL OR OTHER SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND, RESULTING FROM ITS PERFORMANCE OR FAILURE TO PERFORM PURSUANT TO THE TERMS OF THIS AGREEMENT OR ANY OF THE ATTACHMENTS HERETO, OR RESULTING FROM THE FURNISHING, PERFORMANCE, DELIVERY, POSSESSION, OPERATION, USE OR LOSS OF USE OF THE LICENSEE IMPROVEMENTS OR ANY OTHER MATERIALS DELIVERED HEREUNDER TO LICENSOR WHETHER RESULTING FROM BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, TORT OR OTHER LEGAL THEORY EVEN IF LICENSEE HAS BEEN ADVISED, KNEW, OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

         10.2 Licensee acknowledges and agrees that the foregoing disclaimers, limitations and exclusions are unrelated, independent allocations of risk.

         11. MISCELLANEOUS.

         11.1 NOTICES. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be given or made by personal delivery, by telecopy (with follow-up copy sent via first class mail, postage prepaid) or by a nationally recognized courier service for overnight delivery, and properly addressed as follows: -

         Licensor:                  Interlink Electronics
                                    546 Flynn Road
                                    Camarillo, California 93012
                                    U.S.A.
                                    FAX No. (805) 484-8989
                                    Attn: President

         Licensee:                  Interlink Electronics
                                    Europe S.a r.l.
                                    Zone Industrielle
                                    L6468
                                    Echternach, Luxembourg
                                    FAX No: (352) 728-262
                                    Attn: Corporate Secretary

With copies to:

                                    InvestAR S.a r.l.
                                    19 rue de la Liberte
                                    Luxembourg, Luxembourg
                                    FAX No. (352) 4792-2023
                                    Attn: Managing Director

or at such other place as the party to whom such notice or communication is to be addressed may have designated to the other parties by notice conforming to this Section 11.1. Notices shall be deemed effective and received (i) on the actual receipt in the case of hand delivery, (ii) upon receipt of written confirmation in the case of telecopy, or (iii) on the third business day after deposit in the case of notices by nationally recognized overnight courier services.

         11.2 GOVERNING LAW; APPLICABLE LANGUAGE. The validity, construction and performance of this Agreement shall be governed by the substantive law of the State of California, USA as applied to agreements among California residents entered into and to be performed entirely within California. This Agreement shall be interpreted and construed in English, irrespective of any other translations.

         11.3 SEVERABILITY; EFFECTIVENESS. If any provision of this Agreement shall be held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the remaining provisions of the Agreement shall remain in full force and effect. The parties agree to negotiate in good faith substitute enforceable provisions which most nearly effect the parties' intent in entering into this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or effecting the validity or enforceability of such provision in any other jurisdiction.

         11.4 SUCCESSORS AND ASSIGNS. Neither this Agreement nor any rights or obligations under this Agreement, in whole or in part, shall be assignable or otherwise transferable and any attempt to assign or transfer this Agreement or any rights or obligations under this Agreement shall be null and void; provided, however, that Licensee may assign this Agreement or the license granted pursuant to Section 2 hereof to any of its wholly-owned subsidiaries if such subsidiaries agree to be bound by the terms and conditions of this Agreement; provided, however, that if such assignee ceases to be a wholly-owned subsidiary of Licensee, then said assignment shall thereupon automatically terminate. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided by this Agreement.

         11.5 NO AGENCY RELATIONSHIP. Each party shall conduct its business as a principal for its own account and at its own expense and risk. Neither party is a legal representative, joint venturer, partner or agent of or employed in any by the other party. This Agreement does not in any way create the relationship of principal and agent, or any similar relationship, between Licensee and Licensor. Each party covenants and warrants that it will ont attempt to create any obligation, or make any representations on behalf of or in the name of each party.

         11.6 WAIVER. No term or provision shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented.

         11.7 ENTIRE AGREEMENT: MODIFICATION. This agreement and any exhibits hereto constitutes the entire agreement between the parties concerning the subject matter hereof. There are no other agreements, understandings or commitments relating to the subject matter hereof, and this agreement supersedes any proposal, communication, quotation, demonstration or prior agreement, oral or written, and any other agreement on behalf of both parties. It is expressly understood and agreed that: (i) no employee, agent or other representative of either party has any authority to bind such party with regard to any statement, representation, promise, warranty or other expression unless same is specifically included within the express terms of this Agreement or as an Exhibit hereto; (ii) no usage of trade, performance, practice or other method of dealing by either party with any other party or between Licensee and Licensor shall be used to modify, interpret, supplement or alter in any manner the express terms of this Agreement or any part hereof. Any modification of this Agreement must be in writing signed by both parties.

         11.8 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         11.9 FURTHER ASSURANCES. Subsequent to the execution of this Agreement, each of the parties agrees to act in good faith to execute and deliver such instruments and take such other actions as shall be reasonably necessary, advisable or requested by the other party to implement the intent of this Agreement, including, without limitation, the execution of further or additional instruments of assignment, transfer or registration under intellectual property laws. In no event will either party enter into any agreement with any third party or take or omit to take any action which would contradict, frustrate, or compete with this Agreement, or the relationship anticipated hereunder.

         11.10 TAX MATTERS. Each party shall be responsible for and shall pay any and all taxes incurred by or levied or assessed on it in connection with this Agreement and the consummation of the transactions contemplated hereby. Nothing contained herein shall transfer to one party or be construed as obligating that party to pay any tax liabilities of the other party incurred or assessed or to be incurred or assessed on account of activities by the other party prior to the date hereof.

         11.11 EQUITABLE RELIEF. Each party acknowledges that any breach of its obligations hereunder will cause the other party hereto immediate and irreparable injury for which there are inadequate remedies at law and, therefore, agrees that such other party shall be entitled to equitable relief in addition to all other remedies provided by this Agreement or available at law.

         11.12 ATTORNEYS' FEES. In any litigation, arbitration or court proceeding between the parties, the prevailing party shall be entitled to recover, in addition to any other amounts rewarded, reasonable attorneys' fees and all costs of proceedings incurred in enforcing this Agreement.

         11.13 ARBITRATION. In the event of any dispute or difference arising out of or relating to this Agreement or the breach thereof, the parties hereto shall use their best endeavors to settle such disputes or differences. To this effect, they shall consult and negotiate with each other, in good faith and understanding of their mutual interests, to reach a just and equitable solution satisfactory to both parties. If they do not reach such solution within a period of 30 (thirty) days, then the disputes or differences shall be finally settled by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce.

         The Arbitration Tribunal shall be formed of 3 (three) arbitrators, one to be appointed by each party and the third to be appointed by the first two or, in the event of failure to agree within 30 (thirty) days, by the President of the Court of Arbitration of the International Chamber of Commerce in Paris. At least two of the arbitrators shall be familiar with the commercial and manufacturing practices of the sensor industry.

         The arbitration shall take place in New York, New York, USA. The arbitration award shall be final, binding on the parties, not subject to any appeal, and shall deal with the question of costs of arbitration and all matters related thereto. The arbitration award shall be written in

English. Judgment upon the award rendered may be entered into any court having jurisdiction, or application may be made to such court for a judicial recognition of the award or an order of enforcement thereof, as the case may be.

         Licensor represents that an arbitration award rendered pursuant to this Section with respect to any dispute or difference arising out of or relating to this Agreement is enforceable under the laws of the State of California USA. Licensee represents that an . arbitration award rendered pursuant to this
Section is enforceable under the laws of Luxembourg.

         11.14 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties have caused this Exclusive License and Distributor Agreement as amended and restated to be executed by their undersigned duly authorized representatives as of the date set forth above.

INTERLINK ELECTRONICS                       INTERLINK ELECTRONICS
                                            EUROPE S.a r.l.

By                                          By
    --------------------------------            --------------------------------

                                                      Pierre Thein
    --------------------------------            --------------------------------
     Printed or Typed Name                         Printed or typed Name

                                                  Director
    --------------------------------            --------------------------------
    Title                                          Title

                                            By
                                                --------------------------------

                                                  George Bollig
                                                -------------------------------
                                                         Printed or Typed Name

                                                     Director
                                                --------------------------------
                                                   Title